Exhibit 99.1
Oasis Petroleum Inc. Announces Quarter and Year Ending December 31, 2016 Earnings and Provides an Operational Update and its 2017 Outlook
Houston, Texas — February 22, 2017 — Oasis Petroleum Inc. (NYSE: OAS) (“Oasis” or the “Company”) today announced financial and operational results for the quarter and year ended December 31, 2016 and provided its 2017 outlook.
Highlights

•
Average daily production was 50,372 barrels of oil equivalent per day (“Boepd”) in 2016 and 53,150 for the fourth quarter of 2016, despite challenging weather conditions in December. Production immediately resumed to estimated year-end 2016 exit levels of 62,000 Boepd during the first week of January 2017, as the harsh weather subsided.

•
Core inventory increased by 27%, from 607 gross undeveloped locations at December 31, 2015 to 770 gross undeveloped locations at December, 31 2016. Additionally, extended core inventory increased to 844 gross undeveloped locations as of December 31, 2016.

•
Due to increased well performance and updated activity plans, the Company is revising its 2017 and 2018 year-end exit rate guidance to 72,000 Boepd and over 83,000 Boepd, respectively. Production growth in 2017 and 2018 is expected to be within cash flow.

•
Closed on an accretive acquisition of approximately 55,000 net acres on December 1, 2016 in the Williston Basin for a purchase price of $765.8 million, subject to further customary post-close purchase price adjustments.

•
Completed and brought online the Company’s natural gas processing plant and other midstream infrastructure in Wild Basin. Oasis Midstream Services (“OMS”) continues to play a strategic role in the Company’s ability to drive operational efficiencies, lower costs structures, and maintain volumes during periods of challenging weather conditions.

•
Increased net proved oil and natural gas reserves at December 31, 2016 by 40% to 305.1 MMBoe, which included an increase of almost 30% in net proved developed reserves and more than 60% in net proved undeveloped reserves year over year.

•
Net cash provided by operating activities was $228.0 million for the year ended December 31, 2016 and $104.6 million for the fourth quarter of 2016. Adjusted EBITDA, a non-GAAP financial measure, was $500.3 million for the year ended December 31, 2016 and $130.9 million for the fourth quarter of 2016. For a definition of Adjusted EBITDA and a reconciliation of Adjusted EBITDA to net loss and net cash provided by operating activities, see “Non-GAAP Financial Measures” below.

“Oasis continues to deliver industry leading performance across a top tier acreage position among oil resource plays in North America,” said Thomas B. Nusz, Oasis’ Chairman and Chief Executive Officer. “Despite the challenging commodity environment for most of 2016, the team drove down well costs and operating expenses while making significant strides on well performance. The net result has brought our capital efficiency to all-time records. With that momentum, we are increasing activity in 2017, as we already have one third-party completion crew working outside of Wild Basin, completing DUCs in the core. Additionally, we continue to expect to bring on two additional rigs in the middle of the year and another rig early in 2018. Under our current plan, we believe we can be free cash flow positive at current strip pricing in both 2017 and 2018.”

Mr. Nusz added, “In the fourth quarter of 2016 we completed three 10 million pound slickwater wells in Wild Basin and now have eight months of data on a 20 million pound slickwater job that we brought online in June. We continue to see encouraging early time results from these latest completion tests and from tests done by our peers. Early data implies EUR increases of 25% or greater above our previous 4 million pound slickwater well designs. Accordingly, our completion plan for 2017 is migrating towards higher sand loadings and assumes an average frac size of approximately 10 million pounds of sand across approximately 50 stages.”

“We have also continued to realize operational efficiencies as we develop our midstream infrastructure,” said Taylor Reid, Oasis’ President and Chief Operating Officer. “Our Wild Basin project came online in the fourth quarter and has been a major contributor to the success of the company. We plan to continue developing the infrastructure in 2017, including the acceleration of certain projects. We also plan to build additional midstream capacity in our other systems outside of Wild Basin, as we accelerate activity. Accordingly, we plan to spend $110 million on infrastructure capital in 2017. Our investment in OMS is accretive to our shareholders and is expected to increase OMS EBITDA to $155 million annualized by the fourth quarter of 2017.”

Inventory and Leasehold Update
Oasis’ total inventory increased to 3,073 gross locations, of which 770 locations are considered core, as of December 31, 2016. Core inventory increased by 27%, from 607 gross undeveloped locations at December 31, 2015 to 770 gross undeveloped locations at December, 31 2016. Additionally, extended core inventory increased to 844 gross undeveloped locations as of December 31, 2016. The Company had 83 gross operated wells awaiting completion at December 31, 2016.
Oasis ended the year with a leasehold position of 517,801 total net acres in the Williston Basin, primarily targeting the Bakken and Three Forks formations. In addition, the Company increased its acreage that is held by production to 484,321 net acres as of December 31, 2016.
2017 Plan
Highlights for 2017 include:

•	$605 million total CapEx budget

•	Completing 76 gross (51.7 net) operated wells in 2017

•	Increasing rig count from two rigs in Wild Basin to four rigs running across the core

•	Investing $110 million in OMS capital, focused on Wild Basin gathering systems, including a gas lift system, and connecting wells that come online outside of Wild Basin

Metric	2017 Range
Production (Boepd) - full year 2017	65,500 to 70,500
Full Year Financial Metrics
LOE ($ per Boe)	$6.75 to $7.75
Marketing, transportation and gathering (“MT&G”) ($ per Boe)(1)	$1.90 to $2.20
General and administrative (“G&A”) ($ in millions)(2)	$95 to $100
Production taxes (% of oil and gas revenue)	8.7% to 9.0%
CapEx Budget ($ in millions)
Drilling and completion	$410
Midstream	$110
Other(3)	$85

(1)	Excludes the effect of non-cash valuation charges.

(2)	Includes non-cash amortization of restricted stock of $28 to $30 million.

(3)	Includes other exploration and production (“E&P”) CapEx, capitalized interest, OWS and administrative capital.

Due to increased well performance and updated activity plans, the Company is revising its 2017 and 2018 year-end exit rate guidance to 72,000 Boepd and over 83,000 Boepd, respectively. Production growth in 2017 and 2018 is expected to be within cash flow.

Operational and Financial Update

Select operational and financial statistics are included in the following table for the periods presented:

	Quarter Ended:		Year Ended:
	12/31/2016	9/30/2016	12/31/2016	12/31/2015
Production data:
Oil (Bopd)	42,707	39,439	41,459	44,084
Natural gas (MMcfpd)	62,657	54,421	53,478	38,360
Total production (Boepd)	53,150	48,509	50,372	50,477
Percent Oil	80.4%	81.3%	82.3%	87.3%
Average sales prices:
Oil, without derivative settlements ($ per Bbl)(1)	$44.57	$40.54	$38.64	$43.04
Differential to NYMEX West Texas Intermediate crude oil index prices (“WTI”) ($ per Bbl)	4.91	4.39	4.76	5.72
Oil, with derivative settlements ($ per Bbl)(1)(2)(3)	46.20	43.79	46.68	66.06
Derivative settlements - net cash receipts ($ in millions)(3)	6.4	11.8	122.0	370.4
Natural gas ($ per Mcf)(4)	2.98	1.84	1.99	2.08
Selected financial data ($ in millions):
Revenues:
Oil	$183.5	$149.0	$596.6	$692.5
Natural gas	17.2	9.2	38.9	29.2
Midstream	13.0	8.5	35.4	23.8
Well services	4.3	10.6	33.8	44.3
Total revenues	$218.0	$177.3	$704.7	$789.8
Net cash provided by operating activities	$104.6	$32.0	$228.0	$359.8
Adjusted EBITDA	$130.9	$104.4	$500.3	$820.2
Select operating expenses:
LOE	$37.2	$35.7	$135.4	$144.5
MT&G(5)	8.2	7.0	29.5	29.8
Bulk purchases	8.4	1.9	10.3	—
Non-cash valuation charges	(0.1)	—	0.6	1.8
Production taxes	16.8	14.6	56.6	69.6
Midstream	2.9	2.6	9.0	6.2
Well services	1.7	5.5	17.0	21.8
Depreciation, depletion and amortization (“DD&A”)	119.4	111.9	476.3	485.3
Total select operating expenses	$194.5	$179.2	$734.7	$759.0
Select operating expenses data:
LOE ($ per Boe)	$7.60	$8.00	$7.35	$7.84
MT&G ($ per Boe)(5)	1.66	1.58	1.60	1.62
DD&A ($ per Boe)	24.43	25.08	25.84	26.34
E&P G&A ($ per Boe)	4.29	4.31	4.28	4.50
Production taxes (% of oil and gas revenue)	8.7%	9.3%	9.0%	9.6%

(1)
For the three months and year ended December 31, 2016, average sales prices for oil are calculated using total oil revenues, excluding bulk oil sales of $8.4 million and $10.3 million, respectively, divided by oil production.

(2)	Realized prices include gains or losses on cash settlements for commodity derivatives, which do not qualify for and were not designated as hedging instruments for accounting purposes.

(3)
Cash settlements represent the cumulative gains and losses on the Company’s derivative instruments for the periods presented and do not include a recovery of costs that were paid to acquire or modify the derivative instruments that were settled.

(4)	Natural gas prices include the value for natural gas and natural gas liquids.

(5)	Excludes non-cash valuation charges and bulk oil purchases.

G&A expenses for the fourth quarter of 2016 totaled $23.9 million, and for the year ended December 31, 2016, G&A totaled $93.0 million. G&A expenses for the Company’s E&P segment totaled $21.0 million in the fourth quarter of 2016 and $79.0 million in the full year of 2016. E&P G&A expenses were $4.29 per Boe in the fourth quarter of 2016 and $4.28 per Boe in the full year of 2016. Amortization of stock-based compensation, which is included in G&A expenses, was $5.3 million, or $1.09 per Boe, in the fourth quarter of 2016 and $24.1 million, or $1.31 per Boe, in the full year of 2016.
Interest expense was $34.9 million for the fourth quarter of 2016 and $140.3 million for the full year of 2016. Interest expense in the fourth quarter and full year of 2016 includes amortization of the debt discount related to the Company’s senior unsecured convertible notes issued in September 2016 of $2.4 million and $2.7 million, respectively. Capitalized interest totaled $3.2 million for the fourth quarter of 2016 and $16.8 million for the full year of 2016. Cash interest totaled $33.9 million for the fourth quarter of 2016 and $144.7 million for the full year of 2016. For a definition of Cash Interest and a reconciliation of interest expense to Cash Interest, see “Non-GAAP Financial Measures” below.
For the three months ended December 31, 2016, the Company recorded an income tax benefit of $31.7 million, resulting in an effective tax rate of 36.7% as a percentage of its pre-tax loss for the quarter. The Company’s income tax benefit for the year ended December 31, 2016 was recorded at $128.5 million, or 34.6% of its pre-tax loss.
The Company reported net loss of $54.7 million in the fourth quarter of 2016. For the full year of 2016, Oasis reported a net loss of $243.0 million. Excluding certain non-cash items and their tax effect in the fourth quarter of 2016 and full year of 2016, Adjusted Net Loss (non-GAAP) was $16.4 million, or $0.08 per diluted share, and $91.7 million, or $0.50 per diluted share, respectively. For a definition of Adjusted Net Loss and a reconciliation of net loss to Adjusted Net Loss, see “Non-GAAP Financial Measures” below.
The Company completed and placed on production 57 gross (37.6 net) operated wells during 2016 and 12 gross (9.3 net) during the fourth quarter of 2016.
Capital Expenditures
Excluding acquisitions, capital expenditures (“CapEx”) were $400.0 million for the year ended December 31, 2016, directly in-line with the Company’s guidance throughout the year.
The following table depicts the Company’s CapEx for the year ended December 31, 2016:

2016
CapEx ($ in millions)
E&P (excluding acquisitions)	$208.4
Midstream	170.4
Other(1)	21.2
Total CapEx before acquisitions	400.0
Acquisitions	781.5
Total CapEx(2)	$1,181.5

(1)	Other CapEx includes such items as OWS CapEx, administrative capital and capitalized interest.

(2)
CapEx (including acquisitions) reflected in the table above differs from the amounts shown in the statement of cash flows in the Company’s consolidated financial statements because amounts reflected in the table above include changes in accrued liabilities from the previous reporting period for CapEx, while the amounts presented in the statement of cash flows are presented on a cash basis.

Estimated Net Proved Reserves
The Company’s estimated net proved reserves and related PV-10 at December 31, 2016 are based on reports prepared by DeGolyer and MacNaughton, independent reserve engineers. In preparing its reports, DeGolyer and MacNaughton evaluated properties representing all of the Company’s PV-10 at December 31, 2016 in accordance with rules and regulations of the Securities and Exchange Commission (“SEC”) applicable to companies involved in oil and natural gas producing activities (the “2016 Report”). The following reserve information does not give any effect to or reflect Oasis’ commodity hedges and utilizes an average WTI oil price of $42.60 per barrel and an average natural gas price of $2.47 per MMBtu. These prices were adjusted by lease for quality, transportation fees, geographical differentials, marketing bonuses or deductions and other factors affecting the price received at the wellhead. All of the Company’s estimated proved undeveloped reserves at December 31, 2016 are expected to be developed within the next five years. Oasis’ estimated net proved oil and natural gas reserves at December 31,

2016 were 305.1 MMBoe and consisted of 236.6 million barrels (“MMBbls”) of oil and 411.1 billion cubic feet (“Bcf”) of natural gas. The table below summarizes the Company’s estimated net proved reserves and related PV-10 at December 31, 2016:

	December 31, 2016
	Net Estimated Reserves (MMBoe)	PV-10(1) (in millions)
Proved Developed	190.6	$1,887.1
Undeveloped	114.5	740.7
Total Proved	305.1	$2,627.8

(1)
PV-10 is a non-GAAP financial measure and generally differs from Standardized Measure, the most directly comparable GAAP financial measure, because it does not include the effect of income taxes on discounted future net cash flows.

Liquidity and Balance Sheet
As of December 31, 2016, Oasis had cash and cash equivalents of $11.2 million. In addition, Oasis had $363.0 million of borrowings and $12.3 million of outstanding letters of credit issued under its revolving credit facility, resulting in an unused borrowing base capacity of $774.7 million as of December 31, 2016.
In 2016, Oasis completed a $300.0 million public offering of senior unsecured convertible notes due 2023 and repurchased an aggregate principal amount of $447.0 million of the Company’s outstanding senior unsecured notes, reducing annual cash interest by more than $20 million.
Hedging Activity
As of February 22, 2017, the Company had the following outstanding commodity derivate contracts, all of which are priced relative to WTI crude oil index prices and settle monthly:

Volume in Mbopd	1H17	2H17	1H18	2H18
Swaps
Volume	19.0	19.0	6.0	5.0
Price	$49.19	$49.93	$53.89	$53.88
Collars
Volume	8.0	8.0	1.0	1.0
Floor	$46.25	$46.25	$50.00	$50.00
Ceiling	$54.37	$54.37	$55.70	$55.70
3-way
Volume	6.0	6.0	—	—
Sub Floor	$31.67	$31.67	—	—
Floor	$45.83	$45.83	—	—
Ceiling	$59.94	$59.94	—	—
Total Volume	33.0	33.0	7.0	6.0

Additionally, the Company has swaps priced off of NYMEX Natural Gas of 15,000 mmbtu/d at a weighted average price of $3.32 in 2017 and 2,000 mmbtu/d at a weighted average price of $2.99 in 2018. The December 2016 crude oil derivative contracts settled at $3.0 million and will be included in the Company’s first quarter of 2017 derivative settlements.

Conference Call Information
Investors, analysts and other interested parties are invited to listen to the conference call:

Date: Thursday, February 23, 2017
Time: 10:00 a.m. Central Time
Dial-in: 888-317-6003
Intl. Dial in: 412-317-6061
Conference ID: 8389933

Website: www.oasispetroleum.com

A recording of the conference call will be available beginning at 12:00 p.m. Central Time on the day of the call and will be available until Thursday, March 2, 2017 by dialing:

Replay dial-in: 877-344-7529
Intl. replay: 412-317-0088
Replay code: 10100250

The conference call will also be available for replay for approximately 30 days at www.oasispetroleum.com.

Contact:
Oasis Petroleum Inc.
Taylor Mason, (281) 404-9600
Manager, Corporate Finance & Investor Relations
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the Company, including the Company’s drilling program, production, derivatives activities, capital expenditure levels and other guidance included in this press release. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include changes in oil and natural gas prices, weather and environmental conditions, the timing of planned capital expenditures, availability of acquisitions, uncertainties in estimating proved reserves and forecasting production results, operational factors affecting the commencement or maintenance of producing wells, the condition of the capital markets generally, as well as the Company’s ability to access them, the proximity to and capacity of transportation facilities, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the Company’s business and other important factors that could cause actual results to differ materially from those projected as described in the Company’s reports filed with the SEC.
Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
About Oasis Petroleum Inc.
Oasis is an independent exploration and production company focused on the acquisition and development of unconventional oil and natural gas resources, primarily operating in the Williston Basin. For more information, please visit the Company’s website at www.oasispetroleum.com.

Oasis Petroleum Inc. Financial Statements
OASIS PETROLEUM INC.
CONSOLIDATED BALANCE SHEET
(Unaudited)

	December 31,
	2016	2015
	(In thousands, except share data)
ASSETS
Current assets
Cash and cash equivalents	$11,226	$9,730
Accounts receivable, net	204,335	197,409
Inventory	10,648	11,072
Prepaid expenses	7,623	7,328
Derivative instruments	362	139,697
Other current assets	4,355	50
Total current assets	238,549	365,286
Property, plant and equipment
Oil and gas properties (successful efforts method)	7,296,568	6,284,401
Other property and equipment	618,790	443,265
Less: accumulated depreciation, depletion, amortization and impairment	(1,995,791)	(1,509,424)
Total property, plant and equipment, net	5,919,567	5,218,242
Assets held for sale	—	26,728
Derivative instruments	—	15,776
Other assets	20,516	23,343
Total assets	$6,178,632	$5,649,375
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$4,645	$9,983
Revenues and production taxes payable	139,737	132,356
Accrued liabilities	119,173	167,669
Accrued interest payable	39,004	49,413
Derivative instruments	60,469	—
Advances from joint interest partners	7,597	4,647
Other current liabilities	10,490	6,500
Total current liabilities	381,115	370,568
Long-term debt	2,297,214	2,302,584
Deferred income taxes	513,529	608,155
Asset retirement obligations	48,985	35,338
Liabilities held for sale	—	10,228
Derivative instruments	11,714	—
Other liabilities	2,918	3,160
Total liabilities	3,255,475	3,330,033
Commitments and contingencies
Stockholders’ equity
Common stock, $0.01 par value: 450,000,000 and 300,000,000 shares authorized at December 31, 2016 and 2015, respectively; 237,201,064 shares issued and 236,344,172 shares outstanding at December 31, 2016 and 139,583,990 shares issued and 139,076,064 shares outstanding at December 31, 2015	2,331	1,376
Treasury stock, at cost: 856,892 shares and 507,926 shares at December 31, 2016 and 2015, respectively	(15,950)	(13,620)
Additional paid-in-capital	2,345,271	1,497,065
Retained earnings	591,505	834,521
Total stockholders’ equity	2,923,157	2,319,342
Total liabilities and stockholders’ equity	$6,178,632	$5,649,375

OASIS PETROLEUM INC.
CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	(In thousands, except per share data)
Revenues
Oil and gas revenues	$200,670	$158,433	$635,505	$721,672
Midstream revenues	13,026	6,648	35,406	23,769
Well services revenues	4,295	16,986	33,754	44,294
Total revenues	217,991	182,067	704,665	789,735
Operating expenses
Lease operating expenses	37,161	31,925	135,444	144,481
Midstream operating expenses	2,908	1,723	9,003	6,198
Well services operating expenses	1,675	6,938	17,009	21,833
Marketing, transportation and gathering expenses	16,467	8,297	40,366	31,610
Production taxes	16,807	15,669	56,565	69,584
Depreciation, depletion and amortization	119,446	123,892	476,331	485,322
Exploration expenses	593	117	1,785	2,369
Rig termination	—	—	—	3,895
Impairment	717	21,364	4,684	46,109
General and administrative expenses	23,921	25,308	93,008	92,498
Total operating expenses	219,695	235,233	834,195	903,899
Gain (loss) on sale of properties	2	—	(1,303)	—
Operating loss	(1,702)	(53,166)	(130,833)	(114,164)
Other income (expense)
Net gain (loss) on derivative instruments	(49,693)	99,091	(105,317)	210,376
Interest expense, net of capitalized interest	(34,861)	(36,946)	(140,305)	(149,648)
Gain (loss) on extinguishment of debt	(124)	—	4,741	—
Other income (expense)	(28)	(3,305)	160	(2,935)
Total other income (expense)	(84,706)	58,840	(240,721)	57,793
Income (loss) before income taxes	(86,408)	5,674	(371,554)	(56,371)
Income tax benefit (expense)	31,720	(1,706)	128,538	16,123
Net income (loss)	$(54,688)	$3,968	$(243,016)	$(40,248)
Earnings (loss) per share:
Basic	$(0.25)	$0.03	$(1.32)	$(0.31)
Diluted	(0.25)	0.03	(1.32)	(0.31)
Weighted average shares outstanding:
Basic	217,332	137,184	183,615	130,186
Diluted	217,332	137,184	183,615	130,186

OASIS PETROLEUM INC.
SELECTED FINANCIAL AND OPERATIONAL STATS

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Operating results ($ in thousands):
Revenues
Oil	$183,512	$150,448	$596,580	$692,497
Natural gas	17,158	7,985	38,925	29,175
Midstream	13,026	6,648	35,406	23,769
Well services	4,295	16,986	33,754	44,294
Total revenues	$217,991	$182,067	$704,665	$789,735
Production data:
Oil (MBbls)	3,929	3,983	15,174	16,091
Natural gas (MMcf)	5,764	4,062	19,573	14,002
Oil equivalents (MBoe)	4,890	4,660	18,436	18,424
Average daily production (Boe/d)	53,150	50,652	50,372	50,477
Average sales prices:
Oil, without derivative settlements (per Bbl)(1)	$44.57	$37.77	$38.64	$43.04
Oil, with derivative settlements (per Bbl)(1)(2)	46.20	57.60	46.68	66.06
Natural gas (per Mcf)(3)	2.98	1.97	1.99	2.08
Costs and expenses (per Boe of production):
Lease operating expenses	$7.60	$6.85	$7.35	$7.84
Marketing, transportation and gathering expenses(4)	1.66	1.57	1.60	1.62
Production taxes	3.44	3.36	3.07	3.78
Depreciation, depletion and amortization	24.43	26.59	25.84	26.34
General and administrative expenses	4.89	5.43	5.04	5.02

(1)
For the three months and year ended December 31, 2016, average sales prices for oil are calculated using total oil revenues, excluding bulk oil sales of $8.4 million and $10.3 million, respectively, divided by oil production.

(2)
Realized prices include gains or losses on cash settlements for commodity derivatives, which do not qualify for and were not designated as hedging instruments for accounting purposes. Cash settlements represent the cumulative gains and losses on derivative instruments for the periods presented and do not include a recovery of costs that were paid to acquire or modify the derivative instruments that were settled.

(3)	Natural gas prices include the value for natural gas and natural gas liquids.

(4)	Excludes non-cash valuation charges and bulk oil purchases.

OASIS PETROLEUM INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)

	Year Ended December 31,
	2016	2015
	(In thousands)
Cash flows from operating activities:
Net loss	$(243,016)	$(40,248)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, depletion and amortization	476,331	485,322
Gain on extinguishment of debt	(4,741)	—
Loss on sale of properties	1,303	—
Impairment	4,684	46,109
Deferred income taxes	(128,538)	(16,114)
Derivative instruments	105,317	(210,376)
Stock-based compensation expenses	24,103	25,272
Deferred financing costs amortization and other	14,334	12,299
Working capital and other changes:
Change in accounts receivable, net	(11,923)	108,461
Change in inventory	254	6,873
Change in prepaid expenses	(295)	1,828
Change in other current assets	(305)	6,489
Change in other assets	(151)	(950)
Change in accounts payable and accrued liabilities	(13,839)	(71,617)
Change in other current liabilities	4,490	6,500
Change in other liabilities	10	(33)
Net cash provided by operating activities	228,018	359,815
Cash flows from investing activities:
Capital expenditures	(426,256)	(819,847)
Acquisitions of oil and gas properties	(781,522)	(28,817)
Proceeds from sale of properties	12,333	1,075
Costs related to sale of properties	(310)	—
Derivative settlements	121,977	370,410
Advances from joint interest partners	2,950	(1,969)
Net cash used in investing activities	(1,070,828)	(479,148)
Cash flows from financing activities:
Proceeds from revolving credit facility	1,407,000	630,000
Principal payments on revolving credit facility	(1,182,000)	(992,000)
Repurchase of senior unsecured notes	(435,907)	—
Proceeds from issuance of senior unsecured convertible notes	300,000	—
Deferred financing costs	(9,127)	(14,632)
Proceeds from sale of common stock	766,670	462,833
Purchases of treasury stock	(2,330)	(2,949)
Net cash provided by financing activities	844,306	83,252
Increase (decrease) in cash and cash equivalents	1,496	(36,081)
Cash and cash equivalents:
Beginning of period	9,730	45,811
End of period	$11,226	$9,730
Supplemental cash flow information:
Cash paid for interest, net of capitalized interest	$138,248	$145,333
Cash received for income tax refunds	5	5,548
Supplemental non-cash transactions:
Change in accrued capital expenditures	$(43,415)	$(260,060)
Change in asset retirement obligations	3,810	3,972
Note receivable from divestiture	4,000	—

Non-GAAP Financial Measures

Cash Interest

Cash Interest is a supplemental non-GAAP financial measure that is used by management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Cash Interest as interest expense plus capitalized interest less amortization and write-offs of deferred financing costs included in interest expense. Cash Interest is not a measure of interest expense as determined by United States generally accepted accounting principles, or GAAP.

The following table presents a reconciliation of the GAAP financial measure of interest expense to the non-GAAP financial measure of Cash Interest for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	(In thousands)
Interest Expense	$34,861	$36,946	$140,305	$149,648
Capitalized interest	3,165	4,752	16,848	18,582
Amortization of deferred financing costs	(1,715)	(1,710)	(9,757)	(7,238)
Amortization of debt discount	(2,409)	—	(2,709)	—
Cash Interest	$33,902	$39,988	$144,687	$160,992

Adjusted EBITDA Reconciliations

Adjusted EBITDA and Free Cash Flow are supplemental non-GAAP financial measures that are used by management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted EBITDA as earnings before interest expense, income taxes, depreciation, depletion, amortization, exploration expenses and other similar non-cash or non-recurring charges. The Company defines Free Cash Flow as Adjusted EBITDA less Cash Interest and CapEx, excluding capitalized interest. Adjusted EBITDA and Free Cash Flow are not measures of net income (loss) or cash flows as determined by United States generally accepted accounting principles, or GAAP.

The following table presents reconciliations of the GAAP financial measures of net income (loss) and net cash provided by (used in) operating activities to the non-GAAP financial measures of Adjusted EBITDA and Free Cash Flow for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	(In thousands)
Net income (loss)	$(54,688)	$3,968	$(243,016)	$(40,248)
(Gain) loss on sale of properties	(2)	—	1,303	—
(Gain) loss on extinguishment of debt	124	—	(4,741)	—
Net (gain) loss on derivative instruments	49,693	(99,091)	105,317	(210,376)
Derivative settlements(1)	6,401	78,974	121,977	370,410
Interest expense, net of capitalized interest	34,861	36,946	140,305	149,648
Depreciation, depletion and amortization	119,446	123,892	476,331	485,322
Impairment	717	21,364	4,684	46,109
Exploration expenses	593	117	1,785	2,369
Rig termination	—	—	—	3,895
Stock-based compensation expenses	5,342	5,643	24,103	25,272
Income tax (benefit) expense	(31,720)	1,706	(128,538)	(16,123)
Other non-cash adjustments	93	3,174	790	3,956
Adjusted EBITDA	130,860	176,693	500,300	820,234
Cash Interest	(33,902)	(39,988)	(144,687)	(160,992)
Capital expenditures(2)	(883,831)	(90,433)	(1,181,527)	(610,000)
Capitalized interest	3,165	4,752	16,848	18,582
Free Cash Flow	$(783,708)	$51,024	$(809,066)	$67,824

Net cash provided by operating activities	$104,599	$79,478	$228,018	$359,815
Derivative settlements(1)	6,401	78,974	121,977	370,410
Interest expense, net of capitalized interest	34,861	36,946	140,305	149,648
Exploration expenses	593	117	1,785	2,369
Rig termination	—	—	—	3,895
Deferred financing costs amortization and other	(4,160)	(4,831)	(14,334)	(12,299)
Current tax benefit	—	(9)	—	(9)
Changes in working capital	(11,527)	(17,156)	21,759	(57,551)
Other non-cash adjustments	93	3,174	790	3,956
Adjusted EBITDA	130,860	176,693	500,300	820,234
Cash Interest	(33,902)	(39,988)	(144,687)	(160,992)
Capital expenditures(2)	(883,831)	(90,433)	(1,181,527)	(610,000)
Capitalized interest	3,165	4,752	16,848	18,582
Free Cash Flow	$(783,708)	$51,024	$(809,066)	$67,824
____________________

(1)
Cash settlements represent the cumulative gains and losses on derivative instruments for the periods presented and do not include a recovery of costs that were paid to acquire or modify the derivative instruments that were settled.

(2)
CapEx (including acquisitions) reflected in the table above differs from the amounts shown in the statement of cash flows in the Company’s consolidated financial statements because amounts reflected in the table above include changes in accrued liabilities from the previous reporting period for capital expenditures, while the amounts presented in the statement of cash flows are presented on a cash basis. Acquisitions totaled $768.0 million and $781.5 million for the fourth quarter and full year 2016, respectively, and $0.1 million and $28.7 million for the fourth quarter and full year 2015, respectively.

Segment Adjusted EBITDA Reconciliations

The following tables present reconciliations of the GAAP financial measure of income (loss) before income taxes to the non-GAAP financial measure of Adjusted EBITDA for the Company’s three reportable business segments on a gross basis for the periods presented:

Exploration and Production
	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	(In thousands)
Loss before income taxes	$(105,395)	$(14,868)	$(436,469)	$(118,970)
(Gain) loss on sale of properties	(2)	—	1,661	—
(Gain) loss on extinguishment of debt	124	—	(4,741)	—
Net (gain) loss on derivative instruments	49,693	(99,091)	105,317	(210,376)
Derivative settlements(1)	6,401	78,974	121,977	370,410
Interest expense, net of capitalized interest	34,861	36,946	140,305	149,648
Depreciation, depletion and amortization	117,346	122,028	467,894	479,693
Impairment	717	21,364	2,253	46,109
Exploration expenses	593	117	1,785	2,369
Rig termination	—	—	—	3,895
Stock-based compensation expenses	5,152	5,486	23,346	24,762
Other non-cash adjustments	21	2,937	718	3,719
Adjusted EBITDA	$109,511	$153,893	$424,046	$751,259
____________________

(1)
Cash settlements represent the cumulative gains and losses on derivative instruments for the periods presented and do not include a recovery of costs that were paid to acquire or modify the derivative instruments that were settled.

Midstream Services
	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	(In thousands)
Income before income taxes	$19,132	$15,828	$68,394	$59,867
Gain on sale of properties	—	—	(358)	—
Depreciation, depletion and amortization	3,200	1,695	8,525	5,764
Impairment	—	—	2,431	—
Stock-based compensation expenses	249	162	911	692
Other non-cash adjustments	10	—	10	—
Adjusted EBITDA	$22,591	$17,685	$79,913	$66,323

Well Services
	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	(In thousands)
Income before income taxes	$10	$19,608	$3,471	$49,197
Depreciation, depletion and amortization	3,287	4,643	14,892	19,073
Stock-based compensation expenses	262	422	1,515	1,952
Other non-cash adjustments	62	237	62	237
Adjusted EBITDA	$3,621	$24,910	$19,940	$70,459

Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) Per Share

Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) Per Share are supplemental non-GAAP financial measures that are used by management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted Net Income (Loss) as net income (loss) after adjusting first for (1) the impact of certain non-cash and non-recurring items, including non-cash changes in the fair value of derivative instruments, impairment, and other similar non-cash and non-recurring charges, and then (2) the non-cash and non-recurring items’ impact on taxes based on the Company’s effective tax rate applicable to those adjusting items in the same period. Adjusted Net Income (Loss) is not a measure of net income (loss) as determined by GAAP. The Company defines Adjusted Diluted Earnings (Loss) Per Share as Adjusted Net Income (Loss) divided by diluted weighted average shares outstanding.

The following table presents reconciliations of the GAAP financial measure of net income (loss) to the non-GAAP financial measure of Adjusted Net Income (Loss) and the GAAP financial measure of diluted earnings (loss) per share to the non-GAAP financial measure of Adjusted Diluted Earnings (Loss) Per Share for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	(In thousands, except per share data)
Net income (loss)	$(54,688)	$3,968	$(243,016)	$(40,248)
(Gain) loss on sale of properties	(2)	—	1,303	—
(Gain) loss on extinguishment of debt	124	—	(4,741)	—
Net (gain) loss on derivative instruments	49,693	(99,091)	105,317	(210,376)
Derivative settlements(1)	6,401	78,974	121,977	370,410
Impairment	717	21,364	4,684	46,109
Rig termination	—	—	—	3,895
Amortization of deferred financing costs(2)	1,715	1,710	9,757	7,238
Amortization of debt discount	2,409	—	2,709	—
Other non-cash adjustments	93	3,174	790	3,956
Tax impact(3)	(22,882)	(2,292)	(90,480)	(82,697)
Adjusted Net Income (Loss)	$(16,420)	$7,807	$(91,700)	$98,287

Diluted earnings (loss) per share	$(0.25)	$0.03	$(1.32)	$(0.31)
(Gain) loss on sale of properties	—	—	0.01	—
(Gain) loss on extinguishment of debt	—	—	(0.03)	—
Net (gain) loss on derivative instruments	0.23	(0.72)	0.57	(1.62)
Derivative settlements(1)	0.03	0.58	0.66	2.85
Impairment	—	0.16	0.03	0.35
Rig termination	—	—	—	0.03
Amortization of deferred financing costs(2)	0.01	0.01	0.05	0.06
Amortization of debt discount	0.01	—	0.01	—
Other non-cash adjustments	—	0.02	—	0.03
Tax impact(3)	(0.11)	(0.02)	(0.48)	(0.64)
Adjusted Diluted Earnings (Loss) Per Share	$(0.08)	$0.06	$(0.50)	$0.75

Diluted weighted average shares outstanding	217,332	137,184	183,615	130,186

Effective tax rate applicable to adjustment items	37.4%	37.4%	37.4%	37.4%
____________________

(1)
Cash settlements represent the cumulative gains and losses on derivative instruments for the periods presented and do not include a recovery of costs that were paid to acquire or modify the derivative instruments that were settled.

(2)
As of December 31, 2016, Adjusted Net Income (Loss) includes the non-cash adjustment for amortization of deferred financing costs. Comparative periods have been conformed. The amortization of deferred financing costs is included in interest expense on the Company’s Consolidated Statement of Operations.

(3)	The tax impact is computed utilizing the Company’s effective tax rate applicable to the adjustments for certain non-cash and non-recurring items.